Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II, with respect to Tradr 2X Long AAON Daily ETF, Tradr 2X Long KEEL Daily ETF, Tradr 2X Long AEHR Daily ETF, Tradr 2X Long LWLG Daily ETF, Tradr 2X Long ASPI Daily ETF, Tradr 2X Long MRAM Daily ETF, Tradr 2X Long FORM Daily ETF, Tradr 2X Long ONTO Daily ETF, Tradr 2X Long GFS Daily ETF, Tradr 2X Long SITM Daily ETF, Tradr 2X Long HAWK Daily ETF, Tradr 2X Long UMC Daily ETF, Tradr 2X Long IPGP Daily ETF, Tradr 2X Long XMTR Daily ETF, Tradr 2X Long IVES Daily ETF, Tradr 2X Short AAPL Daily ETF, Tradr 2X Short META Daily ETF, Tradr 2X Short AXTI Daily ETF, Tradr 2X Short MSFT Daily ETF, Tradr 2X Short COHR Daily ETF, Tradr 2X Short MU Daily ETF and Tradr 2X Short DRAM Daily ETF, each a series of shares of Investment Managers Series Trust II, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
July 31, 2026